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(NETMANAGE LOGO)
                                                                    EXHIBIT 99.1


                                  NEWS RELEASE


Investor Contact:                                    Company Contact:
Alex Wellins, Annie Palmore                          Mike Peckham
the blueshirt group for NetManage                    Chief Financial Officer
(415) 217-7722                                       NetManage, Inc.
alex@blueshirtgroup.com                              (408) 973-7171
annie@blueshirtgroup.com


                     NETMANAGE REPORTS FIRST QUARTER RESULTS

CUPERTINO, CALIF., APRIL 30, 2003 - NetManage, Inc. (Nasdaq: NETM), experts in host access and integration solutions, today reported financial results for the quarter ended March 31, 2003.

Net revenue for the first quarter of 2003 was $14.1 million, compared with net revenue of $19.0 million for the first quarter of 2002. Net loss for the quarter was $1.2 million, or $0.14 per share. The net loss includes a net restructuring charge of $581,000, or $0.07 per share, and was offset in part by a tax refund in Germany of taxes paid in prior years of $481,000, or $0.06 per share. This compares with a net loss of $479,000, or $0.05 per share, including a translation loss relating primarily to the Israeli shekel in the amount of $595,000, or $0.07 per share during the same period in the prior year.

Cash and cash equivalents increased to $28.8 million at March 31, 2003, from $24.0 million at December 31, 2002.

During the quarter, the Company received new business from such customers as Michelin Tires Corp., Ericsson, The Associates, ING Bank, U.S. Navy, Commerzbank AG, NOCOM and CSG Systems, among others.

"NetManage's first quarter results reflect the normal seasonality of the IT spending cycle and, as expected, we did not see much improvement in the economic and business environment," said Zvi Alon, president and CEO of NetManage. "On a more positive note, we have begun to see the impact of our previously announced cost reduction program, and we were pleased by an

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increase in first quarter sales activity and traction for the OnWeb product line. Now more than ever, companies need a solution that allows them to quickly Web-enable host applications, leveraging the significant investments that have been made in its legacy systems."

CONFERENCE CALL INFORMATION

The Company has scheduled a conference call to discuss the results at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, April 30, 2003. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 913-981-5536 and entering the reservation number 482487. A playback of the conference call can be accessed beginning April 30, 2003 at 4:00 p.m. PT and is available through 4:00 p.m. PT on May 7, 2003. The playback will be broadcast via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-0820 and entering the reservation number 482487. NetManage will furnish this press release to the Securities and Exchange Commission on a Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

ABOUT NETMANAGE

Founded in 1990, NetManage, Inc. (Nasdaq:NETM), experts in host access and integration solutions, provides software and consulting services to extend and maximize a company's investment in existing legacy systems and applications. NetManage offers a full range of application integration, Web publishing and host access software for mid-size and Global 2000 enterprises. NetManage has more than 30,000 customers including 480 of the Fortune 500. NetManage sells its products and services worldwide through its direct sales force, international subsidiaries, and authorized channel partners. NetManage is headquartered in Cupertino, CA and has offices worldwide. For more information, visit www.netmanage.com.

(C) 2003 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.


NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

                                       ###

This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These statements can be identified by the use of the words "may," "will," "believes," "plans" or other similar language. These forward-looking statements include statements regarding improvement in the Company's markets and competitive position, improvement in financial results and business pipeline, the Company's positioning in the eBusiness market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that current worldwide economic downturn could continue or worsen, that the Company is unable to position itself to take advantage of growth in the eBusiness market, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. In addition, there is no assurance that the Company will not suffer increased competitive pressures; and that corporate buying decisions will not be influenced by the actions of the Company's competitors or other market factors; that the Company will continue to progress in the execution of its business plan; or that the Company will not be adversely affected by the fact that it has restated certain financial results. Additional information on these and other risk factors that could affect the Company's business and financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

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                                 NETMANAGE, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                                 (In thousands)


                                     March 31,     December 31,
                                        2003           2002
                                      -------        -------
                                     (Unaudited)    (Audited)
Cash, cash equivalents and
      short-term investments          $28,983        $24,094
Accounts receivable, net                6,904         18,332
Prepaid expenses and other
      current assets                    3,163          2,933
                                      -------        -------

          Total current assets         39,050         45,359

Property and equipment, net             2,189          2,323
Goodwill, net                           1,762          1,762
Other intangibles, net                  2,970          3,573
Other assets                              203            221
                                      -------        -------
                                      $46,174        $53,238
                                      =======        =======

Current liabilities                   $29,846        $35,570
Long-term liabilities                   1,552          1,581
Stockholders' equity                   14,776         16,087
                                      -------        -------
                                      $46,174        $53,238
                                      =======        =======

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                                 NETMANAGE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                             Three months ended March 31,
                                                                2003             2002
                                                             --------         --------
                                                                           (As restated)
Net revenues:
      License fees                                           $  6,009         $ 10,163
      Services                                                  8,109            8,857
                                                             --------         --------

      Total net revenues                                       14,118           19,020

Cost of revenues:
      License fees                                                518              803
      Services                                                  1,321            1,665
                                                             --------         --------
Cost of revenues                                                1,839            2,468
                                                             --------         --------
Gross margin                                                   12,279           16,552
                                                             --------         --------

Operating expenses:
      Research and development                                  2,613            3,597
      Sales and marketing                                       7,461            9,439
      General and administrative                                2,737            2,471
      Restructuring charge, net                                   581               --
      Amortization of intangible assets                           459              763
                                                             --------         --------
Total operating expenses                                       13,851           16,270
                                                             --------         --------

Income (loss) from operations                                  (1,572)             282
Loss on investments                                               (32)              --
Interest income and other, net                                     63               81
Foreign currency transaction gains (losses)                        36             (595)
                                                             --------         --------
Loss before provision for income taxes                         (1,505)            (232)

Provision (benefit) for income taxes                             (317)             247
                                                             --------         --------
Net loss                                                     $ (1,188)        $   (479)

Net loss per share
          Basic and diluted                                  $  (0.14)        $  (0.05)

Weighted average common shares
      and equivalent
          Basic and diluted                                     8,623            9,085